SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pacific Sunwear of California, Inc. issued the following press release on April 3, 2009.

Investor Contact:	Media Contact:
Gar Jackson	Wendi Kopsick
Vice President Investor Relations	Kekst & Company
Pacific Sunwear of California, Inc.	(212) 521-4867
(714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES WITHDRAWAL OF
DIRECTOR NOMINEES SUBMITTED BY ADRENALINA
ANAHEIM, CA, April 3, 2009 – Pacific Sunwear of California, Inc. (NASDAQ: PSUN) today announced that Adrenalina has ended its proxy contest by withdrawing its nominations of director candidates for election to Pacific Sunwear’s Board of Directors. Adrenalina had previously notified the Company of its intention to nominate four candidates for election to the Pacific Sunwear Board at the Company’s 2009 Annual Meeting.
Adrenalina’s withdrawal of its nominations follows a meeting earlier this week between several of Pacific Sunwear’s independent directors and Ilia Lekach, Adrenalina’s Chairman and Chief Executive Officer. Pacific Sunwear’s Lead Independent Director Peter Starrett said: “We appreciated the opportunity to have an open and frank discussion with Mr. Lekach, and to hear his ideas and suggestions. We are pleased that Adrenalina has determined not to pursue a proxy contest, so that the Company can devote all of its resources and attention to the important task of operating its business.”
Mr. Lekach added: “I also appreciated the opportunity to meet with Mr. Starrett and several of his fellow independent directors, and to communicate my ideas for strengthening Pacific Sunwear’s business.”
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading lifestyle specialty retailer rooted in the youth culture and fashion vibe of Southern California. The Company sells casual apparel with a limited selection of accessories and footwear designed to meet the needs of teens and young adults. As of January 31, 2009, the Company operated 932 stores in 50 states and Puerto Rico. PacSun’s website address is http://www.pacsun.com.
Important Additional Information
Pacific Sunwear will be filing a proxy statement with the SEC in connection with the solicitation of proxies for its 2009 annual meeting of shareholders. Shareholders are urged to read the Company’s 2009 proxy statement when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the Company’s 2009 proxy statement
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

and the Company’s other proxy materials relating to the 2009 annual meeting of shareholders at the SEC’s website at http://www.sec.gov or under ``SEC Filings’’ in the Investor Relations section of the Company’s website at http://www.pacsun.com. Shareholders will also be able to obtain a free copy of the Company’s proxy statement and other proxy materials for the 2009 annual meeting of shareholders by writing to Pacific Sunwear of California, Inc., Attn: Investor Relations, 3450 East Miraloma Avenue, Anaheim, California 92806.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with its 2009 annual meeting of shareholders. Information concerning the interests of participants in the solicitation of proxies will be included in the proxy statement for the Company’s 2009 annual meeting of shareholders when it becomes available.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000